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NORTH STAR
  UNIVERSAL, INC.
5353 Wayzata Boulevard                                        FAX (612) 540-9100
Minneapolis, MN 55416-1370                              Telephone (612) 546-7500


March 29, 1995




CONFIDENTIAL

Mr. Peter E. Flynn
TRANSITION ENGINEERING, INC.
7090 Shady Oak Road
Eden Prairie, MN  55344

Dear Peter:

I am writing to confirm the following modifications to your employment with North Star Universal and Transition Engineering.

1. ALLOCATION OF BASE SALARY. Effective April 1, 1995, your base salary payable by North Star as part of the regular payroll is at the annual rate of $136,000. In addition, your base salary payable by Transition is at the annual rate of $42,500, payable in quarterly installments of $10,625 starting April 1, 1995.

2. INCENTIVE COMPENSATION FOR 1994. Your annual incentive bonus for 1994 is $45,000, payable immediately.

3. INCENTIVE COMPENSATION FOR 1995. Based upon the 1995 year-to-date performance of Transition, you have earned an incentive bonus of $25,000. In addition, you will receive a discretionary bonus for 1995 based upon your performance in executing North Star's strategic plans. The discretionary bonus will be an amount ranging from $0 to $75,000, as determined by North Star's Board of Directors. Both the $25,000 bonus and the discretionary bonus are payable on or before March 31, 1996.

4. SEVERANCE PAY. In the event your employment is discontinued due to any transaction described in Paragraph 5.01, subparagraph F(iii) of your Employment Agreement, you shall receive a severance payment of $297,000.

5. COMPUTER. North Star or Transition is authorized to purchase a lap top computer for your executive use. You shall have the opportunity to purchase the computer from the company at a fair value.


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CONFIDENTIAL/PEF
03/29/95


6.   BENEFITS.  Your existing employment benefits shall remain the same.

Except for the modifications noted above, all other terms of your employment are unchanged.

Peter, I hope this letter includes all of the changes that we discussed. Let me know if there are any points that need revision or further clarification. Otherwise, please indicate your agreement by signing a copy of this letter and returning it to me. I look forward to working with you to achieve North Star's goals.

                                        Sincerely,

                                        /s/  Jeffrey J. Michael

                                        Jeffrey J. Michael

AGREED AND ACCEPTED BY:



/s/ Peter E. Flynn
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Peter E. Flynn